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                                                            Exhibit 23.2







                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Forms S-3 (Registration Nos. 33-61649, 33-62489, 33-63735, 33-65289, 333-01757, 333-04269, 333-08479,
333-18009, 333-20667, 333-23415, 333-29217, 333-35749 and 333-44611), Forms S-4
(Registration Nos. 333-17915 and 333-41505) and Forms S-8 (Registration Nos. 33-93742, 333-07623, 333-19453, 333-20669, 333-29265 and 333-42891) of Republic
Industries, Inc. of our report dated 12 June 1997 relating to the consolidated financial statements of Eurodollar (Holdings) plc, which appears in the Current Report on Form 8-K of Republic Industries, Inc. dated February 20, 1998.







PRICE WATERHOUSE

Leicester, England
  February 20, 1998.